Exhibit 2

JOINT FILING AGREEMENT AMONG

Tata Sons Limited
Tata Iron and Steel Company Limited
Tata Investment Corporation Limited
Tata Industries Limited
Tata Finance Limited
Tata International Limited
Ewart Investments Limited
Tata Chemicals Limited
Tata Tea Limited
Sir Ratan Tata Trust
Kalimati Investment Company Limited
Sir Dorabji Tata Trust
J R D Tata Trust
Af-Taab Investment Company Limited
Lady Tata Memorial Trust
Niskalp Investments & Trading Company Limited
J N Tata Endowment for the Higher Education of Indians
Rallis India Limited

In acCompanydance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:
(i)

the joint filing on behalf of each of them of a statement on Schedule 13G (including subsequent amendments thereto) with respect to the Ordinary Shares, par value Rs.10 per share, of Tata Motors Limited, a limited liability Companypany organized under the laws of the Republic of India (the 'Schedule 13G'), and

(ii)

the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the Companypleteness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe that such information is inaccurate

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 14th day of February, 2005.

Tata Sons Limited
By	:	/s/ F N Subedar
Name	:	F N Subedar
Title	:	Senior Vice President, Finance & Company Secretary

Ewart Investments Limited
By	:	/s/ R R Shastri
Name	:	R R Shastri
Title	:	Company Secretary

The Tata Iron & Steel Company Limited
By	:	/s/ J C Bham
Name	:	J C Bham
Title	:	Company Secretary

Kalimati Investment Company Limited
By	:	/s/ Subash Sawant
Name	:	Subash Sawant
Title	:	Company Secretary

Tata Investment Corporation Limited
By	:	/s/ M J Kotwal
Name	:	M J Kotwal
Title	:	Executive Director & Secretary

Tata Industries Limited
By	:	/s/ N R Srinivasan
Name	:	N R Srinivasan
Title	:	General Manager, Legal & Deputy Company Secretary

Niskalp Investments & Trading Company Limited
By	:	/s/ Vinay B Lavanis
Name	:	Vinay B Lavanis
Title	:	Company Secretary

Tata Finance Limited
By	:	/s/ Nariman Khan
Name	:	Nariman Khan
Title	:	General Manager & Company Secretary

Tata Tea Limited
By	:	/s/ N A Soonawala
Name	:	N A Soonawala
Title	:	Director

Tata Chemicals Limited
By	:	/s/ B Renganathan
Name	:	B Renganathan
Title	:	Company Secretary

Sir Ratan Tata Trust
By	:	/s/ H D Malesra
Name	:	H D Malesra
Title	:	Secretary

Sir Dorabji Tata Trust
By	:	/s/ S N Batliwalla
Name	:	S N Batliwalla
Title	:	Secretary & Chief Accountant

J R D Tata Trust
By	:	/s/ S N Batliwalla
Name	:	S N Batliwalla
Title	:	Secretary & Chief Accountant

Rallis India Limited
By	:	/s/ P S Meherhomji
Name	:	P S Meherhomji
Title	:	Company Secretary

Lady Tata Memorial Trust
By	:	/s/ S N Batliwalla
Name	:	S N Batliwalla
Title	:	Secretary & Chief Accountant

Af-taab Investment Company Limited
By	:	/s/ P D Karkaria
Name	:	P D Karkaria
Title	:	Director

J N Tata Endowment for the Higher Education of Indians
By	:	/s/ S N Batliwalla
Name	:	S N Batliwalla
Title	:	Trustee